SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 24, 2006

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) As previously reported by American Greetings Corporation on its Current Report on Form 8-K filed on October 26, 2006, effective November 15, 2006, Mr. Stephen J. Smith was appointed to serve as the Senior Vice President and Chief Financial Officer of American Greetings. As of the date of such filing, the terms of Mr. Smith’s compensation arrangements had not been changed to reflect his new position. In connection with his appointment as the Senior Vice President and Chief Financial Officer, on December 12, 2006, the Compensation and Management Development Committee approved the following changes to Mr. Smith’s compensation:

•	Mr. Smith’s annual base salary was increased from $219,499 to $325,000, effective November 15, 2006.

•	Mr. Smith’s incentive target under the American Greetings Key Management Annual Incentive Plan was increased from 60% of his base earnings to 70%. As such, for the period from March 1, 2006, to October 31, 2006, Mr. Smith’s incentive will be calculated at the 60% level and for the period from November 1, 2006, to February 28, 2007, at the 70% level, in each case based on the salary amount actually earned during these periods.

•	As a Senior Vice President, Mr. Smith will be eligible to receive options to purchase Class A common shares at a target level of 22,000, subject to adjustment based on performance. As such, the Compensation and Management Development Committee approved the grant of options to purchase 15,000 Class A common shares. The date of grant and the exercise price for such stock options will be the second trading day immediately following the date on which American Greetings announces its results for the third fiscal quarter of the fiscal year ended February 28, 2007, which earnings announcement is scheduled to occur on Thursday, December 21, 2006, the second trading day after which is Tuesday, December 26, 2006. The options will vest in equal increments over a period of two years following the date of grant.

American Greetings and Mr. Smith have not entered into a separate employment agreement regarding his new position.

(d) As previously reported on Form 8-K filed on October 26, 2006, effective upon his resignation as Senior Vice President and Chief Financial Officer, the Board of Directors elected Mr. Michael J. Merriman, Jr., as a director of American Greetings, filling a Class I director vacancy on the Board to serve for the remaining unexpired term of such Class I vacancy until the 2008 annual meeting of shareholders. In connection with his appointment and in accordance with the compensation arrangements for non-employee directors of American Greetings, a description of which was previously filed as Exhibit 10.1 to the American Greetings’ Current Report on Form 8-K filed on July 14, 2006, on December 12, 2006, the Compensation and Management Development Committee approved the grant to Mr. Merriman of options to purchase 7,000 Class A common shares. The date of grant and the exercise price for such stock options will be the second trading day immediately following the date on which American Greetings announces its results for the third fiscal quarter of the fiscal year ended February 28, 2007, which earnings announcement is scheduled to occur on Thursday, December 21, 2006, the second trading day after which is Tuesday, December 26, 2006. The options will vest in equal increments over a period of two years following the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President,
General Counsel and Secretary

Date: December 15, 2006

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